Exhibit 10.4

BANK7 CORP.
2018 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Subject to the terms and conditions of this Notice of Restricted Stock Unit Award (this “Notice”), the Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”), and the Bank7 Corp. 2018 Equity Incentive Plan (the “Plan”), the below individual (the “Participant”) is hereby granted the below number of Restricted Stock Units (the “RSUs”) in Bank7 Corp., an Oklahoma corporation (the “Company”).  Unless otherwise specifically indicated, all terms used in this Notice have the meanings set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name	Date of Grant:
and Address:	Number of RSUs:
Vesting Commencement Date:

Vesting Schedule:
Subject to the Participant’s continuous status as a Service Provider and the terms of the Plan, this Notice and the Award Agreement, the RSUs vest over a [___]-year period in accordance with the following vesting schedule (the “Vesting Schedule”):

Vesting Date	Nonforfeitable Percentage

Notwithstanding the foregoing, the RSUs will automatically become fully vested upon the earlier of: (i) the Participant’s Disability, (ii) the Participant’s death, and (iii) immediately prior to a Change in Control.

Representations and Agreements of the Participant:
The Participant has reviewed this Notice, the Award Agreement and its Exhibit A and the Plan in their entirety, has had an opportunity to have them reviewed by his or her legal and tax advisers, and hereby represents that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates.  The Participant represents to the Company that he or she is familiar with the terms of this Notice, the Award Agreement and its Exhibit A and the Plan, and hereby accepts the RSUs subject to all of their terms.  The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan will be resolved solely by the Committee.

Electronic Signature:
This Notice may be executed by the Participant and the Company by means of electronic or digital signatures, which have the same force and effect as manual signatures.  The Participant agrees that clicking “I Accept” (or a tab of similar intent) in connection with or response to any electronic communication or other medium has the effect of affixing the Participant’s electronic signature to this Notice.  This Award of RSUs will be forfeited by the Participant if it is not duly executed by electronic signature by the Participant prior to the deadline set forth in the electronic transmission of this Award Agreement.

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BANK7 CORP.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Restricted Stock Unit Award (the “Notice”), this Restricted Stock Unit Award Agreement (this “Award Agreement”), and the Bank7 Corp. 2018 Equity Incentive Plan (the “Plan”), Bank7 Corp., an Oklahoma corporation (the “Company”) hereby grants the individual set forth in the Notice (the “Participant”) Restricted Stock Units (the “RSUs”).  Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings set forth in the Notice or the Plan.

1.         Grant of an RSU.  The principal features of the RSU, including the number of RSUs subject to the Award, are set forth in the Notice.

2.         Vesting Schedule and Risk of Forfeiture.

(a)          Vesting Schedule.  Subject to the Participant’s continuous status with the Company as a Service Provider and any other limitations set forth in the Notice, the Plan or this Award Agreement, the RSUs will vest in accordance with the Vesting Schedule provided in the Notice (the “Vesting Schedule”).

(b)          Risk of Forfeiture.  The RSUs will be subject to a risk of forfeiture until such time the RSUs vest in accordance with the Vesting Schedule.  All or any portion of the RSUs subject to a risk of forfeiture will automatically be forfeited and immediately returned to the Company if the Participant’s continuous status as a Service Provider is interrupted or terminated for any reason other than as permitted under the Plan.  Additionally, and notwithstanding anything in the Notice or this Award Agreement to the contrary, the vested and unvested RSUs will automatically and immediately be forfeited upon the earlier of: (i) the Participant’s continuous status as a Service Provider is terminated for Cause, (ii) the Participant breaches (as determined by the Board) any provision of the Notice, this Award Agreement or the Plan and (iii) the Participant fails to timely execute the Non-Solicitation and Confidentiality Agreement attached hereto as Exhibit A.  The Company may implement any forfeiture under this Section 2(b) in a unilateral manner, without the Participant’s consent, and with no payment to the Participant, cash or otherwise, for the forfeited RSUs.

3.         Settlement of RSUs into Shares.  Subject to the terms of this Award Agreement, on the date all or any portion of the RSUs vests pursuant to the Vesting Schedule, each RSU that vests will immediately and automatically be converted into one Share of the Company’s Common Stock and immediately thereafter will be granted to the Participant.

4.         Taxes.  The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant’s receipt of, vesting in, or disposition of, the RSUs.

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(a)          Representations.  The Participant has reviewed with the Participant’s tax advisors the tax consequences of this Award Agreement and the RSUs granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant hereby acknowledges and understands that the Participant (and not the Company) will be responsible for the Participant’s tax liability that may arise as a result of the Participant receiving this Award Agreement and the RSUs granted hereunder.

(b)          Payment of Withholding Taxes.  The Participant will make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any RSUs that settle in Shares in accordance with Section 3.  The Committee has the sole authority to determine whether a “net withholding” may be permitted or is required for purposes of the Participant satisfying his or her obligations under this Section 4(b).  The Participant hereby acknowledges the Company’s obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 4(b).  Therefore, a failure of the Participant to reasonably satisfy this Section 4 in accordance with the Committee’s sole and absolute discretion will result in the automatic termination and expiration of this Award Agreement and the Company’s obligations hereunder.  The Participant hereby agrees that a breach of this Section 4(b) will be deemed to be a material breach of this Award Agreement.

(c)          No Application of Section 409A.  The RSUs and this Award Agreement are intended to avoid the application of Section 409A of the Code (“Section 409A”) because there is no deferral arrangement.  Notwithstanding any other provision in the Plan or this Award Agreement to the contrary, the Committee has the right, in its sole discretion, to adopt such amendments to the Plan or this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for the RSUs to comply with Section 409A.

5.         Non-Transferability of RSUs.  The RSUs may not be transferred in any manner other than by will or by the laws of descent and distribution.  Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s RSUs in the event of the Participant’s death on a beneficiary designation form provided by the Committee.  The terms of this Award Agreement are binding upon the executors, administrators, heirs, successors and transferees of the Participant.

6.         No Rights as a Shareholder of the Company.  The Participant’s receipt of the grant of RSUs pursuant to the Notice and this Award Agreement will not provide or confer rights or status as a shareholder of the Company until such time the RSUs are converted in accordance with Section 3 of this Award Agreement.

7.         Legality of Initial Issuance.  No Shares will be issued in accordance with Section 3 of this Award Agreement unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares are listed has been satisfied; and (iii) any other applicable provision of any Applicable Law has been satisfied.

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8.         Notice.  Any notice required by the terms of this Award Agreement must be given in writing and will be deemed to be effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice must be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

9.         Successors and Assigns.  Except as provided herein to the contrary, this Award Agreement is binding upon and will inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

10.       No Assignment.  Except as otherwise provided in this Award Agreement, the Participant may not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion.  The Company is permitted to assign its rights or obligations under the Notice or this Award Agreement.

11.       Construction; Severability.  The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation.  Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.  The validity, legality or enforceability of the remainder of this Award Agreement will not be affected even if one or more of the provisions of this Award Agreement are held to be invalid, illegal or unenforceable in any respect.

12.       Administration and Interpretation.  Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement will be final, conclusive and binding on the Participant, the Company and all other persons.  Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the RSUs hereunder must be submitted by the Participant to the Committee.  The resolution of such question or dispute by the Committee will be final and binding on all parties.

13.        Counterparts.  This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

14.       Entire Agreement; Governing Law; and Amendments.  The provisions of the Plan and the Notice are incorporated herein by reference.  The Plan, the Notice and this Award Agreement, including its Exhibit A, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.  This Award Agreement is governed by the laws of the State of Oklahoma applicable to contracts executed in and to be performed in that State.  Notwithstanding the foregoing or any other provision in the Plan or this Award Agreement to the contrary, the Committee has the right, in its sole discretion, to unilaterally adopt amendments to this Award Agreement or the Plan to the minimum extent necessary or appropriate (as determined by the Committee in its sole discretion) for the RSUs to comply with Section 409A.

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15.       Venue.  The Company, the Participant and the Participant’s assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan must be brought in the United States District Court for the Western District of Oklahoma (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Oklahoma) and that all parties submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 15 are for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

16.       No Guarantee of Continued Service.  THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY CONTINUOUS STATUS AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RSUS OR ACQUIRING SHARES HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHTS GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S (OR ANY AFFILIATE’S) RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

17.       Unsecured General Creditor.  The Participant has no legal or equitable rights, interests or claims in any property or assets of the Company due to the Notice, this Award Agreement and the grant of RSUs hereunder.  For purposes of the payment of benefits under the Notice and this Award Agreement, the Participant has no more rights than those of a general creditor of the Company.  The Company’s obligation under the Notice and this Award Agreement will be that of a conditional unfunded and unsecured promise to pay money or property in the future.

18.       Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

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EXHIBIT A

BANK7 CORP.
NON-SOLICITATION & CONFIDENTIALITY AGREEMENT

This Non-Solicitation & Confidentiality Agreement (this “Agreement”) is made and entered into by Bank7 Corp., an Oklahoma corporation, and Bank7, an Oklahoma state chartered bank (together, the “Employer”), and [●] (the “Employee”) and is effective as of [●], 2018 (the “Effective Date”).  In consideration of the mutual promises made herein, the parties hereto agree to the terms and conditions set forth below.

1.         Definitions.  As used within this Agreement, the following definitions apply:

(a)          “Affiliates” means the Employer’s parents, subsidiaries, partners, agents, successors, assigns, and any other related or affiliated entities.

(b)          “Confidential Information” means information of any kind, nature, or description, that (i) relates to the Employer’s business or the business of Affiliates, (ii) provides the Employer or Affiliates economic value or any business advantage, (iii) is not generally known to the public, and (iv) is learned or developed by the Employee as a direct or indirect result of, or during the course of, the Employee’s employment with the Employer.  Confidential Information includes, but is not limited to, the Employer’s trade secrets, Affiliates’ trade secrets, and Inventions and may also relate to, without limitation: any customer; business, merchandise, or marketing procedures, processes, and services; hardware; software; research; marketing; developments; products; product lines; design; purchasing; finances and financial affairs; accounting; merchandising; selling; engineering; employees; training; business practices; acquisitions; potential acquisitions; customer lists; customer contact lists; vendor lists; supplier lists; pricing; pricing agreements; merchandise resources; supply resources; service resources; system designs; procedures or manuals; policies; the prices the Employer or Affiliates obtain or have obtained or at which they sell or have sold their services or products; or the name of the Employer’s or Affiliates’ personnel and those to whom the personnel report.

(c)          “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust, or any other entity or organization.

(d)          “Restricted Customer” means those Persons to which the Employer has sold or provided products or services to at any time during the twelve (12) months during and immediately prior to the Employee’s last day of employment and to which the Employer anticipates continuing to sell or provide products or services to following the Employee’s termination, and with respect to which the Employee has participated in any efforts related to the sales, marketing, negotiation or provision of goods or services, had contact with or supervised employees who had contact with, or received Confidential Information about within the twelve (12) months immediately prior to the Employee’s last day of employment.

EXHIBIT A

2.         Covenants of the Employer and the Employee.

(a)          Covenants of the Employer.  The Employee acknowledges that the Employer is a financial company that, on an ongoing basis, receives, creates, and maintains highly confidential third-party and proprietary information.  Upon the full execution hereof, the Employer will provide the Employee with (i) goodwill support, including but not limited to, the equity award set forth in that certain Notice dated as of the date hereof and to which this Agreement is attached as Appendix A (the “Award”), Confidential Information related to the Employer’s current and prospective clients, customers, and business associates, and contacts and relationships with current and potential clients, customers, and business associates to help the Employee develop goodwill for the Employer, (ii)  Confidential Information, as such Confidential Information may be modified, enhanced, or updated throughout the course of Employee’s continued employment with Employer, and access to such information, and/or (ii) specialized training, including self-study materials and course work, classroom training, on-line training, on-the-job training, or instruction as to the Employer’s products, services, operations, and methods of protecting Confidential Information.  The foregoing is not contingent upon continued employment of the Employee for any length of time, but is contingent upon the Employee’s full compliance with the restrictions in Section 2 and Section 3.

(b)          Covenants of the Employee.  The Employee agrees not to, directly or indirectly, participate in the unauthorized use, disclosure, or conversion of any Confidential Information.  Specifically, but without limitation, the Employee agrees not to use Confidential Information for his or her sole benefit, or for the benefit of any person or entity in any other way that harms the Employer or diminishes the value of the Confidential Information to the Employer.  The Employee also agrees to use the specialized training, goodwill, and contacts developed with the Employer’s customers and contractors for the exclusive benefit of the Employer, and agrees not to use these items at any time in a way that would harm the business interests of the Company.  Notwithstanding the foregoing, nothing in this Agreement prohibits the Employee from communicating with an appropriate governmental agency or entity regarding a possible violation of federal law or regulation or making disclosures that are protected under any whistleblower provisions of law or regulation.  Importantly, the Employee is encouraged to communicate any such concerns directly with the Employer.

(c)          Settlement of Rights.  By this Agreement, the Employer is providing the Employee with new rights that were not previously in existence.  In exchange for the foregoing and the additional terms agreed to in this Agreement, the Employee agrees that (i) he or she is receiving the Award and being provided with access to Confidential Information, specialized training, and the Employer’s goodwill with its customers and other persons, to which he or she has not previously had access, (ii) all goodwill developed with the Employer’s clients, customers, and other business contacts by the Employee during past employment with the Employer are the exclusive property of the Employer, and (iii) the Confidential Information and specialized training received by the Employee during any past employment with the Employer will be used only for the benefit of the Employer.  The Employee waives and releases any claim that he or she should be able to use, for the benefit of any competing person or entity, client, and customer goodwill, specialized training, or Confidential Information that was previously received or developed by the Employee while working for the Employer.

(d)          Goodwill with Customers.  The Employee acknowledges that the Employer and the Affiliates have lasting relationships with their customers and own the goodwill in the Employee’s relationships with customers that the Employee will or has developed or maintained in the course and scope of the Employee’s employment with the Employer.  If the Employee owned goodwill in a relationship with a customer when the Employee commenced employment with the Employer, then the Employee hereby assigns any and all such goodwill to the Employer, and the Employer will become the owner of such goodwill.

EXHIBIT A

(e)          Employer’s Property.  All documents and things provided to the Employee by the Employer or its Affiliates for use in connection with the Employee’s employment, or created by the Employee in the course and scope of the Employee’s employment with the Employer, are the property of the Employer or its Affiliates and will be held by the Employee as a fiduciary on behalf of the Employer.  Immediately upon termination of the Employee’s employment - without the requirement of a prior demand by the Employer - the Employee shall surrender to the Employer all such documents and things, including, but not limited to, all Confidential Information and all documents and things related to Restricted Customers, together with all copies, recording abstracts, notes, reproductions or electronic versions of any kind made from or about the documents and things and the information they contain.

(f)          Duty of Loyalty.  The Employee understands that by virtue of employment with the Employer, the Employee owes the Employer a duty of loyalty and agrees to treat all Confidential Information, training, relationships with customers, goodwill, and property entrusted to the Employee as a fiduciary.  The Employee agrees to use such training and maintain and protect such Confidential Information, customer relationships, goodwill, and property solely for the Employer’s benefit.  The Employee further agrees that nothing in this Agreement limits, in any way, the fiduciary duties that the Employee owes to the Employer under any applicable law, apart from this Agreement.

3.         Non-Solicitation.  The Employee agrees that the following covenants are reasonable and necessary agreements for the protection of the business interests covered in the fully enforceable, ancillary agreements set forth in this Agreement, including those in Section 2.

(a)          Non-Solicitation of Restricted Customers.  The Employee agrees that while employed by the Employer and for twelve (12) months after the last day of employment, regardless of the reason for termination of employment, the Employee shall not solicit a Restricted Customer for the sale or provision of goods and/or services.  This paragraph is geographically limited to wherever any Restricted Customer can be found or is available for solicitation, which the parties stipulate is a reasonable geographic area because of the scope of the Employer’s operations and the Employee’s employment with the Employer.  The Employee may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

(b)          Non-Solicitation of Employees and Contractors.  The Employee agrees that while employed by the Employer and for twelve (12) months after the last day of employment, regardless of the reason for termination of employment, the Employee shall not directly or indirectly solicit, cause to be solicited, assist, or otherwise be involved with the solicitation of, any employee, contractor or other person to terminate that person’s employment, contract or relationship with the Employer or to breach that person’s employment agreement or contract with the Employer.

EXHIBIT A

(c)          Early Resolution Conference.  This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis.  However, should the Employee later challenge any provision as unclear, unenforceable, or inapplicable to any activity in which the Employee intends to engage, the Employee will first notify the Employer in writing and meet with the Employer’s representative and a neutral mediator (if the Employer elects to retain one at its expense) to discuss resolution of any disputes between the parties.  Employee’s failure to comply with this requirement will waive the Employee’s right to challenge the reasonable scope, clarity, applicability, or enforceability of this Agreement and its restrictions at a later time.  All rights of both parties will be preserved if the Early Resolution Conference requirement is complied with even if no agreement is reached in the conference.  The Employee further agrees that during the term of the restrictions in Sections 3(a) and 3(b), the Employee shall communicate the Employee’s obligations under this Agreement to each new employer, which will include providing each new employer with a copy of this Agreement.

4.         Survival/Enforcement of Restrictive Covenants.

(a)          Survival of Covenants.  Each restriction set forth in Sections 2 and 3  will survive the termination of the Employee’s employment with the Employer.  The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Employer of any covenant contained in this Agreement.  If an enforcement remedy is sought under Sections 3(a) or 3(b), the periods of time provided in those Sections will be extended by one day for each day the Employee failed to comply with the restriction at issue.

(b)          Remedies.  In the event of breach or threatened breach by the Employee of any provision of Section 2 or Section 3 of this Agreement, the Employer will be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, or permanent injunction, (ii) recovery of all attorneys’ fees and costs incurred by the Employer in obtaining such relief, and (iii) any other legal and equitable relief to which the Employer may be entitled, including without limitation any and all monetary costs and damages which the Employer may incur as a result of any such breach or threatened breach.  The Employer may pursue any remedy available, without limitation, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any  time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

5.         Miscellaneous.

(a)          Notices.  All notices provided for by this Agreement must be given in writing and will be deemed effective upon personal delivery or five (5) days after deposit with a national postal system or, if sent via overnight delivery, one day after deposit with an established overnight delivery system such as Federal Express.  Notice must be addressed in accordance with the following:

Employee:	Employer:

Bank7 Corp.
Attn: Thomas L. Travis, President and CEO
1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116

EXHIBIT A

(b)          Entire Agreement.  No supplement, modification, amendment, or waiver of any of the terms, conditions, or provisions in this Agreement can be made unless they are in writing and signed by both the Employer and the Employee.

(c)          Parties Bound.  This Agreement and the rights and obligations under it are binding upon and will inure to the benefit of the Employer, the Employee, and their respective heirs, personal representatives, successors and assigns; but the Employee may not assign any rights or obligations under this Agreement without the express written consent of the Employer.

(d)          Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision will be fully severable; this Agreement will be construed and enforced without such illegal, invalid, or unenforceable provision, and the remaining provisions in this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance.  Further, if any of the restrictions in Sections 2 or 3 are deemed unenforceable as written, the parties expressly authorize the court or arbitrator to revise, delete, or add to those restrictions to the extent necessary to enforce the intent of the parties and to provide effective protection for the Employer’s goodwill, specialized training, Confidential Information, and other business interests.

(e)          Waiver.  Any waiver by the Employer of a breach of any provision of this Agreement must be in writing and signed by the Employer to be effective.  Any waiver by the Employer of a breach of this Agreement will not operate or be construed as a waiver by the Employer of any different or subsequent breach of this Agreement by the Employee.

(f)         Governing Law and Venue.  It is the intention of the parties that the laws of the State of Oklahoma should govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto without regard to any contrary conflicts of laws principles.  It is stipulated that Oklahoma has a compelling state interest in the subject matter of this Agreement, and that the Employee has or will have regular contact with Oklahoma in the performance of this Agreement.  The agreed upon venue and personal jurisdiction for the parties on any claims or disputes under this Agreement is the United States District Court for Oklahoma (or should such court lack jurisdiction to hear such action, suit, or proceeding, in a state court in Oklahoma).

(g)          Arbitration. Subject to Section 4(b), any controversy or dispute arising out of or relating to this Agreement shall be resolved exclusively by binding arbitration conducted in Oklahoma City, Oklahoma.  The arbitration shall be conducted by a single neutral arbitrator selected by the parties.  The fees of the arbitrator and other administrative costs of the arbitration (excepting any filing fee for an action commenced by you) shall be borne by the Company.  The arbitration shall be conducted in accordance with the employment arbitration rules of the American Arbitration Association. You agree and acknowledge that you will not enter into any class arbitration to resolve any dispute, controversy, or claim arising out of or relating to this Agreement or breach thereof. The parties agree to arbitrate solely on an individual basis, and this Agreement does not permit class arbitration or any claims brought as a plaintiff or class member in any class or representative arbitration proceeding. The arbitrator may not consolidate more than one person’s claims, and may not otherwise preside over any form of a representative or class proceeding.  If any jurisdiction restricts prohibition of class arbitration, this provision shall be deemed severable.  Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.  In reaching his or her decision, the arbitrator will have no authority to ignore, change, modify, add to or delete from any provision of this Agreement, but instead is limited to interpreting this Agreement.  This Agreement shall be governed by and interpreted under the Federal Arbitration Act, 9 U.S.C. §§ 1-16 (“FAA”).  The parties agree that this Agreement is a “contract involving commerce” within the meaning of the FAA, and that this Paragraph 5(g) shall be enforced notwithstanding the law of any jurisdiction to the contrary.

EXHIBIT A

(h)          Not a Contract of Employment or Other Engagement.  The terms and conditions of this Agreement will not be deemed to constitute a contract of employment between the Employer and the Employee.  Any such employment is hereby acknowledged to be, to the extent applicable, an “at will” employment relationship that can be terminated at any time for any reason, or for no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Agreement is deemed to give the Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Employee at any time.

(h)          Section Headings.  The headings contained in this Agreement are for reference only and do not affect in any way the meaning or interpretation of this Agreement.

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EXHIBIT A

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.

BANK7 CORP.	EMPLOYEE

By:	Signature:

Its:	Print Name:

Dated:	Dated:

BANK7

By:

Its:

Dated: